UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: February 13, 2007
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 13, 2007, the Board of Directors of Anadarko Petroleum Corporation (the “Company”) approved amendments to the Company’s By-Laws. The primary purpose of these amendments is to implement a “majority of votes cast” standard for uncontested director elections. Contested elections, i.e., elections with more than one candidate, will still have a plurality standard. The amendments also require a director nominee to execute an irrevocable letter of resignation in order to be nominated by the Board for election. Such resignation will only go into effect if (1) that nominee does not receive a majority of the votes cast in the election, and (2) such nominee’s resignation is accepted by the Board in accordance with the policies and procedures adopted by the Board for such purpose. Pursuant to the Company’s Corporate Governance Guidelines, a director who is required to submit a resignation under these circumstances may still be actively engaged on the Board while the Board considers whether to accept such resignation.
The amendments will go into effect immediately following the Company’s Annual Meeting of Stockholders, which is scheduled to be held on May 16, 2007.
A copy of the amended and restated By-Laws is filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     3.1 By-Laws of Anadarko Petroleum Corporation, as amended (effective May 16, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

February 15, 2007	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel, and Chief Administrative Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	By-Laws of Anadarko Petroleum Corporation, as amended (effective May 16, 2007).